Exhibit 99.1

BKV Corporation Reports First Quarter 2026 Financial and Operational Results

DENVER, Colorado – May 7, 2026 – BKV Corporation (“BKV” or the “Company”) (NYSE: BKV), today reported financial and operational results for the first quarter of 2026.

First Quarter 2026 Highlights
•Net income attributable to BKV of $44.1 million or $0.42 per diluted share
•Adjusted Net Income attributable to BKV of $22.4 million or $0.22 per diluted share
•Adjusted EBITDAX attributable to BKV of $112.0 million
•Net cash provided by operating activities of $72.0 million
•Net cash provided by operating activities before working capital of $109.3 million
•Accrued capital expenditures of $118.6 million
•Adjusted Free Cash Flow before Power Growth attributable to BKV of $20.0 million
•Average net production of 925.0 MMcfe/d
•Total generation from the Power JV’s Temple plants of 1,981 GWh
•Barnett Zero quarterly sequestration of approximately 35,800 metric tons of CO2 equivalent
•Net Leverage Ratio of 2.02x
•Closed the previously announced acquisition of an incremental 25% ownership of the Power JV on January 30, 2026
•Completed the underwritten public offering of approximately 7.0 million shares of common stock for net proceeds to BKV of $186.2 million

“We continued to deliver on our promises in the first quarter of 2026 through strong execution across the business and the achievement of several important milestones,” said Chris Kalnin, Chief Executive Officer of BKV. “During the quarter, we closed the BKV-BPP Power transaction, increasing our ownership in the joint venture to 75%, completed an equity offering, achieved first injection at our Cotton Cove CCUS project, and materially advanced our process toward a PPA at the Temple Energy Complex, all while maintaining operational excellence across our existing business lines.”

“We also continued to strengthen our positioning for long-term power growth with the announcement of 1.2 GW of turbine reservations and additional site control with 6,200 acres in North Central Texas and nearly 800 additional acres around our Temple facility,” continued Kalnin. “These actions, combined with the continued advancement of our closed loop strategy, position BKV to capitalize on the opportunities ahead and drive long-term value for our shareholders.”

Financial Results

	Three Months Ended March 31,
($ Millions, except EPS)(1)	2026	2025
Net income (loss) attributable to BKV	$44.1	$(82.0)
Adjusted Net Income attributable to BKV, non-GAAP	$22.4	$37.4
Adjusted EPS attributable to BKV, non-GAAP(2)	$0.22	$0.44
Adjusted EBITDAX attributable to BKV, non-GAAP	$112.0	$105.0
Net cash provided by operating activities	$72.0	$16.5
Net cash provided by operating activities before working capital	$109.3	$50.0
Adjusted Free Cash Flow before Power Growth attributable to BKV, non-GAAP	$20.0	$(28.5)
Capital expenditures (accrued)
Development (3)	$81.9	$47.9
Power (4)	$16.7	$0.1
CCUS and other	$20.0	$10.1
Total capital expenditures (accrued)	$118.6	$58.1
____________________________________________________
(1) Adjusted Net Income attributable to BKV, Adjusted EPS attributable to BKV, Adjusted EBITDAX attributable to BKV, and Adjusted Free Cash Flow before Power Growth attributable to BKV are each non-GAAP financial measures. For a definition of each of these non-GAAP financial measures and reconciliations of such non-GAAP financial measures to their most directly comparable GAAP metrics, please see “Supplemental Non-GAAP Financial Measures” below.
(2) Reflects Adjusted EPS attributable to BKV on a diluted basis.
(3) Excludes asset retirement obligation expenditures of $0.6 million and $0.1 million for the three months ended March 31, 2026 and 2025, respectively.
(4) Power maintenance was $0.2 million and $0.1 million for the three months ended March 31, 2026 and 2025, respectively.

“Our first quarter results reflect a continued focus on disciplined capital allocation as we invest in growth across our platform,” said David Tameron, Chief Financial Officer of BKV. “We generated strong free cash flow from our base business and deployed capital strategically, while maintaining a solid balance sheet and substantial liquidity.”

“In addition, we successfully executed an equity offering to support the continued expansion of our power business, reinforcing our ability to fund strategic initiatives while preserving financial flexibility,” continued Tameron. “This balanced approach positions us to drive sustained growth while maintaining a strong financial foundation.”

Business Segment Results

	Three Months Ended March 31, 2026
($ Thousands)	Upstream/Midstream	Power	Corporate & Other	Total
Income (loss) from operations	$64,857	$33,486	$(12,317)	$86,026
Add back (subtract):
Depreciation, depletion, amortization, and accretion	41,915	11,804	446	54,165
Net unrealized derivative (gains) losses	16,136	(29,992)	—	(13,856)
Forward month gas settlement (1)	(23,445)	—	—	(23,445)
Equity-based compensation expense	2,032	625	1,250	3,907
Other income	1,513	800	575	2,888
Other nonrecurring transactions	5,383	3,707	—	9,090
Adjusted EBITDAX, non-GAAP	108,391	20,430	(10,046)	118,775
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	—	(5,877)	(921)	(6,798)
Adjusted EBITDAX attributable to BKV, non-GAAP	$108,391	$14,553	$(10,967)	$111,977

	Three Months Ended March 31, 2025
($ Thousands)	Upstream/Midstream	Power	Corporate & Other	Total
Loss from operations	$(79,685)	$(7,389)	$(13,023)	$(100,097)
Add back (subtract):
Depreciation, depletion, amortization, and accretion	39,584	9,648	479	49,711
Net unrealized derivative (gains) losses	133,985	13,050	—	147,035
Forward month gas settlement (1)	3,997	—	—	3,997
Equity-based compensation expense	723	372	972	2,067
Impairment of asset held for sale	2,446	—	—	2,446
Other income (expense)	401	2,698	(65)	3,034
Other nonrecurring transactions	1,100	—	455	1,555
Adjusted EBITDAX, non-GAAP	102,551	18,379	(11,182)	109,748
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	—	(4,746)	—	(4,746)
Adjusted EBITDAX attributable to BKV, non-GAAP	$102,551	$13,633	$(11,182)	$105,002
________________________________________________________
(1) Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.
(2) Non-GAAP financial measure, see supplemental non-GAAP financial measures for reconciliations to the most comparable financial measures in accordance with GAAP.

Segment Operational Results - First Quarter 2026
Power Business Segment
BKV continues to make meaningful progress toward securing a long-term power purchase agreement (PPA) to enhance revenue visibility and optimize generation at the Power JV’s Temple plants. Through the previously disclosed advisor-led process, the Company is actively evaluating PPA proposals and remains engaged in discussions with multiple prospective counterparties.

The Company continues to evaluate multiple avenues for expansion, including modular power development and a private use network at the Temple complex, as well as a potential Temple III expansion and new project opportunities in North Central Texas. BKV has taken multiple measured steps to advance readiness to support speed to power and power growth, including entering into equipment supply contracts related to modular power, securing turbine reservations for up to 1.2 GW of capacity, gaining site control on nearly 800 additional acres in Temple, and acquiring approximately 6,200 acres of site control in North Central Texas. The pace and scale of future development and capital spending will be driven by progress in commercial discussions toward securing long-term PPAs. With power demand in the U.S. and ERCOT markets continuing to accelerate—driven by AI-enabled data center growth and increasing electrification—BKV is well positioned to capitalize on these structural trends.

Power segment Adjusted EBITDAX (“Power Adjusted EBITDAX”) was $20.4 million in the three months ended March 31, 2026, and $18.4 million for the three months ended March 31, 2025. Power Adjusted EBITDAX attributable to BKV was $14.6 million for the three months ended March 31, 2026, compared to $13.6 million for the three months ended March 31, 2025. Power Adjusted EBITDAX attributable to Noncontrolling Interests was $5.9 million in the three months ended March 31, 2026 and $4.7 million for the three months ended March 31, 2025.

The first quarter of 2026, was marked by a significant January cold weather event, Winter Storm Fern, that drove elevated demand and required sustained dispatch. Total power generation for the quarter increased 24.7% year over year. During this period, the plants operated reliably with no forced outages, leveraging gas from storage to enhance flexibility, optimize realizations, and support grid stability during a challenging and critical stress event. Outside of the January cold snap, weather conditions were relatively mild for the winter season, with heating degree days approximately 30% lower than the first quarter of 2025. Planned maintenance activities were successfully completed on both plants in March, reinforcing strong operational readiness heading into the remainder of the year.

On January 30, 2026, BKV successfully completed its acquisition of one-half of the ownership interests in the BKV-BPP Power JV then-held by Banpu Power US Corporation’s (“BPPUS”), increasing BKV’s ownership stake in the joint venture from 50% to 75%. The transaction allows BKV to consolidate the financial results of the JV as provided in this quarter’s updated financials. An updated governance structure adopted in connection with the transaction strengthens BKV’s ability to align power operations with its long-term growth strategy while supporting continued reliability of the Temple facilities.

	Three Months Ended March 31,
	2026	2025
Temple I capacity factor	64.5%	45.4%
Temple II capacity factor	60.3%	54.2%
Total power generation (GWh)	1,981	1,588
Average power price ($/MWh)	$51.04	$52.87
Average natural gas cost	$4.08	$4.13
Average spark spread	$22.21	$23.67

Summary of Power Operations
($ Millions)
Total revenues, net	$164.6	$97.7
Depreciation and amortization	$11.8	$9.6
Operating expenses	$119.3	$95.4
Income (loss) from operations	$33.5	$(7.3)
Interest expense, net	$(13.5)	$(15.5)
Other income	$0.8	$2.7
Net income (loss)	$20.8	$(20.1)
Net income (loss) attributable to BKV	$13.7	$(15.4)

Upstream, Midstream, and Commercial
BKV delivered strong operational performance in the first quarter, with production at the high-end of our guidance range while remaining within its capital framework. The upstream business continues to serve as a durable cash engine for the Company, generating consistent cash flow while improving capital efficiency across the asset base.
Results were driven by continued improvements in drilling and completions execution, including success from advanced completions designs that are outperforming prior type curves. The Company is also seeing benefits from positive offset well (“POW”) effects in the Barnett, where modern completion techniques are increasing production from both new and existing wells. Together, these initiatives are driving capital efficient incremental production and value without requiring capital expenditures beyond our budget. Additionally, BKV continues to enhance application of data and analytics, enabling management of its industry-leading low base decline and improving base production even further.

BKV also continues to expand its commercial capabilities. During the first quarter, the Company took over a substantive portion of its natural gas marketing and expects to be fully marketing its own production this year. Over time, this is expected to improve margins, increase commercial flexibility, and enhance BKV’s ability to deliver integrated solutions across gas, power, carbon sequestered gas, and LNG-related arrangements.

	Three Months Ended March 31,
	2026	2025
Production
Net production per day (MMcfe/d)	925.0	761.1
Natural gas (MMcf)	68,079	54,121
NGL (MBbls)	2,490	2,344
Oil (MBbls)	39	53
Total (MMcfe)	83,253	68,503
Natural Gas ($/Mcf)
Average NYMEX Henry Hub price	$5.04	$3.65
Differential	$(1.51)	$(0.55)
Average realized prices, excluding derivatives	$3.53	$3.10
Average realized prices, including derivatives	$3.14	$2.86
NGLs ($/Bbl)
Average realized prices, excluding derivatives	$17.98	$19.06
Average realized prices, including derivatives	$17.98	$16.89
Oil ($/Bbl)
Average realized prices	$70.87	$65.28
Average Operating Cash Costs per Mcfe
Lease operating and workover	$0.54	$0.51
Taxes other than income	$0.19	$0.15
Gathering and transportation costs	$0.81	$0.81
Total	$1.54	$1.47
Carbon Capture Utilization and Sequestration (“CCUS”)
BKV achieved initial injection at its Cotton Cove project in April. Cotton Cove represents the Company’s second operational CCUS project and is expected to achieve a sequestration rate of approximately 32,000 metric tons of CO₂ per year.
The Barnett Zero Project sequestered approximately 35,800 metric tons of CO2 during the three months ended March 31, 2026. Since start-up in November 2023, the project has sequestered approximately 347,400 metric tons of CO2 through March 31, 2026.
BKV’s additional CCUS development projects are progressing on pace with our previously provided timelines and consistent with previously provided scope targets. The Eagle Ford project is on track to commence injection before June 30, 2026, with an expected sequestration rate of approximately 90,000 metric tons of CO₂ per year; the project has received EPA approval of its monitoring, reporting, and verification (MRV) plan. The East Texas project remains on track with a forecasted injection target of approximately 70,000 metric tons per year of CO2. As previously announced, BKV executed definitive agreements in the first quarter of 2026 with Comstock Resources to advance two CCUS projects at Comstock’s Bethel and Marquez natural gas processing facilities in the Western Haynesville. These developments and our broader pipeline of potential projects in our CCUS portfolio play a key role in supporting our targeted 1.5 million tons per annum injection run-rate by 2028.

BKV has received notice that its Class VI permit applications for the High West project have entered technical review with Louisiana regulators.

BKV is also continuing multiple Front-End Engineering Design (FEED) studies regarding CO2 capture from combined cycle natural gas turbines, like those at our Temple location, to further delineate capital and operating costs of such facilities. These studies are expected to be completed in 2026 and are intended to further inform potential power-related CCUS development opportunities across the Company’s portfolio.

Capital Expenditures
Accrued capital expenditures in the first quarter of 2026 were $118.6 million, which included $81.9 million for Upstream/Midstream development capital, $16.7 million for Power, and $20.0 million for CCUS and other expenditures. In addition, the Company spent an additional $33.1 million on deposits on fixed asset purchases in the quarter ending March 31, 2026, comprised of payments for turbines, modular generation equipment, and other long lead time items in Power included within our Strategic Power Growth capital expenditures and investments guidance. Accrued capital expenditures for the same period in 2025 were $58.1 million, which included $47.9 million for Upstream/Midstream development capital, $0.1 million for Power, and $10.1 million for CCUS and other expenditures.
Liquidity and Debt attributable to BKV
As of March 31, 2026, BKV had cash and cash equivalents of $288.5 million and restricted cash of $16.0 million related to the Power segment Temple Term Loan Facility. Total debt as of March 31, 2026 was $1.3 billion, which was made up of the 2030 Senior Notes of $500.0 million, RBL balance of $100.0 million, a promissory note of $46.0 million, and Power segment debt facilities of $635.4 million consisting of borrowings under the Temple I Loan Agreements of $176.0 million, borrowings under the Temple Term Loan Facility of $399.4 million, and Temple Revolving Facility balance of $60.0 million. As of March 31, 2026, total liquidity for BKV was $973.5 million, which consists of $288.5 million in cash and cash equivalents and $685.0 million available capacity under the Company’s RBL. RBL availability as of March 31, 2026, is based on the elected commitment amount of $800.0 million, less $15.0 million of letters of credit, less our outstanding balance of $100.0 million.

Second Quarter and Full Year 2026 Guidance

	Q2 2026	FY 2026
Accrued Capital Expenditures and Net Production ($ Millions)
Development (1)	$35 - $55	$200 - $280
Power - Strategic Capital & Investments + Maintenance (1), (2)	$100 - $120	$280 - $340
CCUS and other (2)	$20 - $40	$90 - $120
Total capital expenditures	$155 - $215	$570 - $740

Net production (MMcfe/d)	925 - 975	915 - 955

Per Unit Operating Costs ($/Mcfe)
Lease operating and workover	$0.49 - $0.53	$0.49 - $0.53
Gathering, compression, processing, and transport (GCPT)	$0.80 - $0.84	$0.80 - $0.84
Upstream general and administrative (excl. stock comp)	$0.20 - $0.25	$0.20 - $0.25

Other General and Administrative Costs
General and administrative (Power, CCUS, & Other)	$15 - $18	$53 - $63
General and administrative (stock comp)	$4 - $6	$15 - $25

Commodity Prices
Average natural gas differential (3), (4)	$(0.70) - $(0.90)	$(0.65) - $(0.85)
NGL % of WTI	~ 27%	~ 24%

Power ($ Millions)
Power Adjusted EBITDAX	$30 - $40	$135 - $175
____________________________________________
(1) 2026 maintenance capital: Upstream ~$200 million; Power ~$5 million
(2) Expecting $85 million - $105 million in JV partner capital contributions
(3) Differential includes $0.15/Mcfe - $0.20/Mcfe of gathering, compression, processing, and transport
(4) Differential includes $0.15/Mcfe - $0.25/Mcfe of ethane rejection impacts in the first half of 2026

First Quarter 2026 Earnings Conference Call
The Company plans to host a conference call to discuss results today, May 7, 2026 at 10 AM ET. To access the conference call, participants may dial (877) 407-0779 (US) or (201) 389-0914 (international). Participants can also listen to a live webcast of the call by going to the Investors section on the BKV website at www.ir.bkv.com. A replay will be available shortly after the live conference call and can be accessed on the Company’s website or by dialing (844) 512-2921 (US) or (412) 317-6671 (international). The passcode for the replay is 13759950. The replay will be available for 60 days after the call.
About BKV Corporation
Headquartered in Denver, Colorado, BKV Corporation is a forward-thinking, growth-driven energy company focused on creating value for its stockholders. BKV's core business is to produce natural gas from its owned and operated upstream assets. BKV’s overall business is organized into four business lines: natural gas production; natural gas gathering, processing and transportation; power generation; and carbon capture, utilization and sequestration. BKV (and its predecessor entity) was founded in 2015, and BKV and its employees are committed to building a different kind of energy company. BKV is one of the top 20 gas-weighted natural gas producers in the United States and the largest natural gas producer by gross operated volume in the Barnett Shale. BKV Corporation is the parent company for the BKV family of companies. For more information, visit the BKV website at www.bkv.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans, objectives of management and dividend policy, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “aspire,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” and similar expressions. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits, opportunities and results with respect to the BKV-BPP Power Joint Venture Transaction, including any expected value creation from the BKV-BPP Power Joint Venture Transaction, anticipated efficiencies, power plant reliability, and strategic growth and power purchase agreement opportunities relating to the BKV-BPP Power Joint Venture and the BKV-BPP Power Joint Venture Transaction, as well as guidance, projected or forecasted financial and operating results, future liquidity, leverage, results in certain basins, objectives, project timing, utility of reporting segment changes, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. All forward-looking statements, expressed or implied, in this press release are based only on information currently available to BKV and speak only as of the date on which they are made. Forward-looking statements are not guarantees of future performance, and BKV cannot assure any reader that those statements will be realized or that the forward-looking events and circumstances will occur. Undue reliance should not be placed on any forward-looking statement, which is based on predictions of future results that may not occur as anticipated. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or present expectations, including but not limited to assumptions, risks and uncertainties regarding the BKV-BPP Power Joint Venture Transaction and the anticipated benefits thereof and the Bedrock Acquisition and the anticipated benefits thereof, as well as our ability to effectively operate and grow our CCUS business, expected increase in demand for power generation and our ability to serve that demand from our power business, our ability to develop, market and sell our carbon sequestered gas product; and management's outlook guidance or forecasts of future events, including projected capital expenditures, production volumes, operating costs, pricing differentials, and Adjusted EBITDAX. For further discussions of risks and uncertainties applicable to forward-looking statements, you should refer to BKV’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of BKV’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
Investor Contacts:
Michael Hall
BKV Corporation
Vice President, Investor Relations
InvestorRelations@bkvcorp.com
Patrick Freeman
BKV Corporation
Senior Director, Investor Relations
InvestorRelations@bkvcorp.com

BKV Corporation
Condensed Consolidated Balance Sheets
($ thousands, except par value)
(Unaudited)

	March 31, 2026	December 31, 2025 (1)
Assets
Current assets
Cash and cash equivalents	$288,536	$248,427
Restricted cash	15,974	15,846
Accounts receivable, net	141,722	129,077
Accounts receivable, related parties	11,282	11,196
Prepaid expenses	13,258	14,720
Inventory	18,761	20,039
Commodity derivative assets, current	72,216	63,900
Other current assets	6,245	8,150
Total current assets	567,994	511,355
Natural gas properties and equipment
Developed properties	3,016,204	2,965,638
Undeveloped properties	13,416	13,182
Midstream assets	278,340	277,974
Accumulated depreciation, depletion, and amortization	(884,546)	(849,464)
Total natural gas properties, net	2,423,414	2,407,330
Other property and equipment, net	1,057,960	944,412
Deposits	48,402	14,247
Goodwill	18,417	18,417
Commodity derivative assets	36,422	26,432
Other noncurrent assets	18,923	17,064
Total assets	$4,171,532	$3,939,257

Liabilities, mezzanine equity, and equity
Current liabilities
Accounts payable and accrued liabilities	$217,441	$229,487
Commodity derivative liabilities, current	17,526	8,469
Income taxes payable to related party	978	810
Payable to BPPUS for the BKV-BPP Power Joint Venture Transaction	—	115,136
Current portion of Temple I Loan Agreements	176,000	191,000
Current portion of long-term debt, net	9,387	9,387
Other current liabilities	11,248	10,302
Total current liabilities	432,580	564,591
Asset retirement obligations	197,014	230,372
Commodity derivative liabilities	1,160	5,767
Deferred tax liability, net	140,139	128,839
Long-term debt, net	1,080,913	937,724
Other noncurrent liabilities	8,638	5,223
Total liabilities	1,860,444	1,872,516
Commitments and contingencies
Mezzanine equity
Noncontrolling interest	18,622	12,951

Stockholders' equity
Common stock, $0.01 par value; 500,000 authorized shares; 109,385 and 96,872 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1,760	1,635
Treasury stock, shares at cost; 214 shares as of March 31, 2026 and December 31, 2025	(6,663)	(6,663)
Additional paid-in capital	1,864,963	1,676,785
Retained earnings	352,385	309,051
Total stockholders' equity	2,212,445	1,980,808
Noncontrolling interest	80,021	72,982
Total equity	2,292,466	2,053,790
Total liabilities, mezzanine equity, and equity	$4,171,532	$3,939,257
_________________________________________________
(1) The financial information presented in the condensed consolidated financial statements has been retrospectively adjusted for the BKV-BPP Power Joint Venture Transaction, which was accounted for as a transaction between entities under common control, with prior periods recast as if the transaction had occurred at the beginning of the earliest period presented. For additional information, see Note 2 - Acquisition to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2026.

BKV Corporation
Condensed Consolidated Statements of Operations
($ thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025 (1)
Revenues and other operating income
Natural gas, NGL, and oil sales	$287,675	$216,126
Midstream revenues	2,296	2,771
Derivative gains (losses), net	53,109	(98,383)
Marketing revenues	17,585	9,686
Section 45Q tax credits	3,060	3,307
Power revenues	68,990	43,864
Other	132	(1,305)
Total revenues and other operating income	432,847	176,066
Operating expenses
Lease operating and workover	45,075	35,055
Fuel commodity costs	57,121	46,363
Purchased power	27,355	18,667
Taxes other than income	20,202	14,790
Gathering and transportation	67,802	55,793
Depreciation, depletion, amortization, and accretion	52,941	49,597
Power operating and maintenance	19,679	20,213
General and administrative	42,130	29,069
Other operating expenses	14,516	6,616
Total operating expenses	346,821	276,163
Income (loss) from operations	86,026	(100,097)
Other income (expense)
Interest expense	(22,830)	(16,049)
Interest expense, related party	(4,269)	(5,076)
Interest income	1,498	749
Other income	2,888	3,034
Income (loss) before income taxes	63,313	(117,439)
Income tax benefit (expense)	(11,469)	30,668
Net income (loss)	51,844	(86,771)
Less: net income (loss) attributable to noncontrolling interest	7,769	(4,792)
Net income (loss) attributable to BKV	$44,075	$(81,979)

Net income (loss) per common share attributable to BKV:
Basic	$0.42	$(0.97)
Diluted	$0.42	$(0.97)

Weighted average number of common shares outstanding:
Basic	102,018	84,706
Diluted	102,304	84,706
_________________________________________________
(1) The financial information presented in the condensed consolidated financial statements has been retrospectively adjusted for the BKV-BPP Power Joint Venture Transaction, which was accounted for as a transaction between entities under common control, with prior periods recast as if the transaction had occurred at the beginning of the earliest period presented. For additional information, see Note 2 - Acquisition to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2026.

BKV Corporation
Condensed Consolidated Statements of Cash Flows
($ thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025(1)
Cash flows from operating activities:
Net income (loss)	$51,844	$(86,771)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, amortization, and accretion	54,165	49,711
Equity-based compensation expense	3,907	2,067
Deferred income tax expense (benefit)	11,300	(31,098)
Unrealized (gains) losses on derivatives, net	(13,856)	147,035
Impairment of asset held for sale	—	2,446
Settlement of contingent consideration	—	(20,000)
Payments for the purchase of put options	—	(16,206)
Other, net	1,905	2,850
Changes in operating assets and liabilities:
Accounts receivable, net	(13,443)	(12,805)
Accounts receivable, related party	(86)	(262)
Accounts payable and accrued liabilities	(23,470)	(26,036)
Other changes in operating assets and liabilities	(277)	5,522
Net cash provided by operating activities	71,989	16,453
Cash flows from investing activities:
Asset acquisition	(93,414)	—
Deposits on fixed asset purchases	(33,050)	—
Capital expenditures	(106,527)	(57,612)
Proceeds from sales of assets	171	1,109
Other investing activities, net	—	257
Net cash used in investing activities	(232,820)	(56,246)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of underwriting discounts and commissions	186,174	—
Acquisition of affiliate (common control)	(115,136)	—
Payment of debt issuance costs	(892)	—
Payments on Temple Term Loan Facility	(2,500)	(2,500)
Proceeds from Promissory Note	46,000	—
Payments on Temple I Loan Agreements	(15,000)	—
Proceeds under RBL Credit Agreement	330,000	170,000
Payments on RBL Credit Agreement	(230,000)	(135,000)
Net share settlements, equity-based compensation	(2,055)	(1,181)
Cash contributions from noncontrolling interest	4,200	—
Common stock issued from employee purchase plan	277	—
Net cash provided by financing activities	201,068	31,319
Net increase (decrease) in cash, cash equivalents, and restricted cash	40,237	(8,474)
Cash, cash equivalents, and restricted cash, beginning of period	264,273	96,998
Cash, cash equivalents, and restricted cash, end of period	$304,510	$88,524
_________________________________________________

(1) The financial information presented in the condensed consolidated financial statements has been retrospectively adjusted for the BKV-BPP Power Joint Venture Transaction, which was accounted for as a transaction between entities under common control, with prior periods recast as if the transaction had occurred at the beginning of the earliest period presented. For additional information, see Note 2 - Acquisition to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2026.

Derivative Contract Volumes and Fair Values
The following tables summarize the Company’s outstanding derivative positions as of March 31, 2026 by commodity and contract type, including volume, pricing indices, or reference points, and associated fair values.
The following table summarizes the Company's power derivatives:

Instrument	Units	Quantity	Pricing Index	Fair Value as of March 31, 2026 ($ thousands)
2026
Swap	MMBtu	6,132,000	HSC Gas Daily	$(3,821)
Power forwards - sales	MWh	876,000	ERCOT North	$8,717
Heat rate call option	MMBtu	5,256,000	Various	$25,827
Power forwards - purchases	MWh	(573,011)	Various	$(7,085)
The following table represents natural gas commodity derivatives indexed to NYMEX Henry Hub pricing:

Instrument	MMBtu	Weighted Average Price (USD)	Weighted Average Price Floor	Weighted Average Price Ceiling	Fair Value as of March 31, 2026 ($ thousands)
2026
Swap	121,458,622	$3.86			$56,026
2027
Swap	98,958,854	$3.99			$20,643
Collars	37,662,319		$3.57	$4.00	$(257)
Call options	36,500,000			$5.00	$(11,750)
Put options	36,500,000		$3.00		$10,295
2028
Swap	94,085,323	$3.79			$4,073
2029
Swap	34,675,000	$3.60			$(157)
The following table represents natural gas basis derivatives by reference price listed below:

Instrument	Basis Reference Price	MMBtu	Weighted Average Basis Differential	Fair Value as of March 31, 2026 ($ thousands)
2026
Swap	Transco Leidy Basis	39,713,234	$(0.79)	$1,541
Swap	HSC Basis	41,250,000	$(0.32)	$5,209
Swap	Transco St 85 (Z4) Basis	27,500,000	$0.62	$3,220
Swap	NGPL TXOK Basis	35,794,014	$(0.37)	$3,134
2027
Swap	Transco Leidy Basis	10,950,000	$(0.76)	$(1,313)
Swap	HSC Basis	7,300,000	$(0.25)	$1,303
Swap	NGPL TXOK Basis	16,965,270	$(0.31)	$1,559
2028
Swap	NGPL TXOK Basis	7,320,000	$(0.76)	$(568)
Swap	HSC Basis	10,980,000	$(0.17)	$1,288

The following table summarizes the Company's natural gas liquids derivatives position by product and reference price:

Instrument	Commodity Reference Price	Gallons	Weighted Average Price (USD)	Fair Value as of March 31, 2026 ($ thousands)
2026
Swap	OPIS Purity Ethane Mont Belvieu	102,240,321	$0.25	$432
Swap	OPIS IsoButane Mont Belvieu Non-TET	10,677,157	$0.86	$(2,087)
Swap	OPIS Normal Butane Mont Belvieu Non-TET	17,555,154	$0.82	$(3,738)
Swap	OPIS Propane Mont Belvieu Non-TET	61,367,542	$0.69	$(5,274)
Swap	OPIS Natural Gasoline Mont Belvieu Non-TET	27,359,457	$1.38	$(12,071)
2027
Swap	OPIS Purity Ethane Mont Belvieu	79,965,970	$0.28	$2,908
Swap	OPIS IsoButane Mont Belvieu Non-TET	8,864,077	$0.82	$(860)
Swap	OPIS Normal Butane Mont Belvieu Non-TET	14,071,274	$0.78	$(1,452)
Swap	OPIS Propane Mont Belvieu Non-TET	49,204,884	$0.66	$(2,739)
Swap	OPIS Natural Gasoline Mont Belvieu Non-TET	22,107,531	$1.28	$(3,051)

Supplemental Non-GAAP Financial Measures
This release includes the non-GAAP financial measures described below. These non-GAAP measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss) attributable to BKV, basic and diluted EPS, net income (loss), net cash provided by operating activities, or any other measure calculated in accordance with GAAP.
As a result of the Company’s acquisition of an additional 25% ownership interest in and consolidation of the BKV-BPP Power JV as of January 30, 2026, the Company has adjusted its non-GAAP measures of Combined Adjusted EBITDAX, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Margin. Beginning in the first quarter of 2026, the Company will disclose Adjusted Net Income (Loss) attributable to BKV, Adjusted EPS attributable to BKV, Adjusted EBITDAX, Adjusted EBITDAX attributable to BKV, Adjusted EBITDAX attributable to Noncontrolling Interests, Adjusted Free Cash Flow before Power Growth, and Adjusted Free Cash Flow before Power Growth attributable to BKV. Such non-GAAP measures have been presented in this release for the comparative period and have been calculated based on the definitions below.
Adjusted Net Income (Loss) Attributable to BKV and Adjusted EPS Attributable to BKV
The Company defines Adjusted Net Income (Loss) attributable to BKV as net income (loss) attributable to BKV before (i) net unrealized derivative (gains) losses, (ii) forward month gas settlements, (iii) impairment of assets held for sale, (iv) other nonrecurring transactions, and (v) the tax impact of these adjustments calculated using a 23% statutory rate. The Company defines Adjusted EPS attributable to BKV as Adjusted Net Income (Loss) attributable to BKV divided by diluted weighted average common shares outstanding.

We believe Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV are useful performance measures because they allow us to effectively evaluate our operating performance and results of operations from period to period and against our peers, without regard to our financing methods, corporate form, capital structure, or one-time events. We exclude the items listed above from net income (loss) attributable to BKV in arriving at Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Our presentation of Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Other companies, including other companies in our industry, may not use Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

The table below presents a reconciliation of Adjusted Net Income (Loss) attributable to BKV to net income (loss) attributable to BKV, our most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended March 31,
($ Thousands, except EPS)	2026	2025
Net income (loss) attributable to BKV	$44,075	$(81,979)
Adjustment to net income (loss) attributable to BKV:
Net unrealized derivative (gains) losses	(13,856)	147,035
Forward month gas settlement (1)	(23,445)	3,997
Impairment of asset held for sale	—	2,446
Other nonrecurring transactions	9,090	1,555
Total adjustments before taxes	(28,211)	155,033
Tax effect of adjustments	6,489	(35,658)
Total adjustments after taxes	(21,722)	119,375

Adjusted Net Income (Loss) attributable to BKV	$22,353	$37,396

Adjusted EPS attributable to BKV:
Basic	$0.22	$0.44
Diluted	$0.22	$0.44

Basic weighted-average shares of common stock outstanding	102,018	84,706
Add dilutive effects of TRSUs	153	22
Add dilutive effects of PRSUs	133	—
Diluted weighted-average shares of common stock outstanding	102,304	84,728
_________________________________________________
(1) Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.

Adjusted EBITDAX, Adjusted EBITDAX Attributable to BKV, and Adjusted EBITDAX Attributable to Noncontrolling Interests
The Company defines Adjusted EBITDAX as income (loss) from operations before (i) depreciation, depletion, amortization, and accretion, (ii) net unrealized derivative (gains) losses, (iii) forward month gas settlement, (iv) equity-based compensation expense, (v) exploration and impairment expense, (vi) other income (expense) and (vii) other nonrecurring transactions. Adjusted EBITDAX attributable to BKV is defined as Adjusted EBITDAX less Adjusted EBITDAX attributable to Noncontrolling Interests.

The Company excludes the items listed above from income (loss) from operations in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, income (loss) from operations determined in accordance with GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Other companies, including other companies in our industry, may not use Adjusted EBITDAX or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by our management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, rating agencies and others to more effectively evaluate our operating performance and results of operations from period to period and against our peers. We believe Adjusted EBITDAX is a useful performance measure because it allows us to effectively evaluate our operating performance and results of operations from period to period and against our peers, without regard to our financing methods, corporate form or capital structure.

The table below presents a reconciliation of Adjusted EBITDAX to income (loss) from operations, our most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended March 31,
($ Thousands)	2026	2025
Income (loss) from operations	$86,026	$(100,097)
Add back (subtract):
Depreciation, depletion, amortization, and accretion	54,165	49,711
Net unrealized derivative (gains) losses	(13,856)	147,035
Forward month gas settlement (1)	(23,445)	3,997
Equity-based compensation expense	3,907	2,067
Impairment of asset held for sale	—	2,446
Other income (expense)	2,888	3,034
Other nonrecurring transactions	9,090	1,555
Adjusted EBITDAX	118,775	109,748
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	(6,798)	(4,746)
Adjusted EBITDAX attributable to BKV	$111,977	$105,002
_________________________________________
(1) Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.

(2) Non-GAAP financial measure, see below for a reconciliation of this non-GAAP financial measure to the most comparable financial measure in accordance with GAAP.

The Company defines Adjusted EBITDAX attributable to Noncontrolling Interests as the proportionate share of Adjusted EBITDAX attributable to Noncontrolling Interests in the CCUS JV and the Power JV, our non-wholly owned consolidated subsidiaries. The table below reconciles Adjusted EBITDAX attributable to Noncontrolling Interests to net income (loss) attributable to Noncontrolling Interest, the most comparable financial measure in accordance with GAAP.

	Three Months Ended March 31,
($ Thousands)	2026	2025
Net income (loss) attributable to noncontrolling interest	$7,769	$(4,792)
Add back (subtract):
Interest expense, net	3,385	3,868
Depreciation and amortization	3,142	2,407
EBITDAX before adjustments	14,296	1,483
Net unrealized derivative (gains) losses	(7,498)	3,263
Adjusted EBITDAX attributable to Noncontrolling Interests	$6,798	$4,746
Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth Attributable to BKV

We define Adjusted Free Cash Flow before Power Growth as net cash provided by operating activities, excluding cash paid for contingent consideration and changes in operating assets and liabilities, less total cash paid for capital expenditures (excluding leasehold costs and acquisitions), excluding strategic power growth capital expenditures. Adjusted Free Cash Flow before Power Growth attributable to BKV is defined as Adjusted Free Cash Flow before Power Growth, less Adjusted EBITDAX attributable to Noncontrolling Interests, with net interest expense attributable to noncontrolling interest added back, plus net contributions from noncontrolling interest.

Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth attributable to BKV are not measures of net cash provided by or used in operating activities as determined by GAAP. These measures are supplemental non-GAAP financial measures used by management and external users of our financial statements, including industry analysts, investors, lenders and rating agencies, to assess our ability to internally fund our capital program, service or incur additional debt and pay dividends. Adjusted Free Cash Flow before Power Growth reflects cash flow available to fund our capital program excluding strategic power growth capital expenditures, while Adjusted Free Cash Flow before Power Growth attributable to BKV further adjusts for noncontrolling interests to reflect amounts attributable to common shareholders. We believe these measures are useful indicators of liquidity because they facilitate period-over-period comparisons of cash flow provided by operating activities and our ability to internally fund our capital program (including acquisitions), reduce leverage, fund acquisitions and return capital to shareholders. Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth attributable to BKV should not be considered an alternative to, or more meaningful than, net income (loss) or net cash provided by (used in) operating activities determined in accordance with GAAP. Other companies, including those in our industry, may define these measures differently, limiting its usefulness as a comparative measure.

The table below presents our reconciliation of Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth attributable to BKV to net cash provided by operating activities, our most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended March 31,
($ Thousands)	2026	2025
Net cash provided by operating activities	$71,989	$16,453
Cash paid for contingent consideration (1)	—	(20,000)
Change in operating assets and liabilities	37,276	33,581
Cash paid for capital expenditures (excl. leasehold costs, acquisitions)	(106,527)	(57,612)
Strategic Power Growth capital expenditures	16,457	—
Adjusted Free Cash Flow before Power Growth	$19,195	$(27,578)
Add back (subtract):
Adjusted EBITDAX attributable to Noncontrolling Interests	(6,798)	(4,746)
Net interest expense attributable to Noncontrolling Interests	3,385	3,868
Net contributions from Noncontrolling Interests	4,200	—
Adjusted Free Cash Flow attributable to BKV before Power Growth	$19,982	$(28,456)
__________________________________________
(1) Cash paid for contingent consideration is included as a deduction to arrive at net cash provided by operating activities and therefore, is added back for the purpose of computing Adjusted Free Cash Flow before Power Growth.